                                                                     Exhibit 8.1

                       CHINA GRENTECH CORPORATION LIMITED

                              LIST OF SUBSIDIARIES

Wholly-Owned Subsidiaries:

     1.   GrenTech(BVI) Limited, a British Virgin Islands company;

     2.   Shenzhen GrenTech Co., Ltd., a PRC Company;

     3.   Quanzhou Lake Communication Co., Ltd., a PRC Company;

     4.   Shenzhen Kaige Communication Technology Co., Ltd., a PRC Company; and

     5.   Shenzhen Kaixuan Communication Technology Co., Ltd., a PRC Company.

Affiliated Entities Consolidated in the Registrant's Financial Statement:

     1.   Shenzhen Lingxian Technology Co., Ltd., a PRC Company; and

     2.   Quanzhou Lake Microwave Co., Ltd., a PRC Company.